EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2003, relating to the financial statements, which appears in deltathree, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu
Tel Aviv, Israel
October 6, 2003